EXHIBIT (A)(V) UNDER FORM N-1A
                                            EXHIBIT 3(I) UNDER ITEM 601/REG. S-K

                           VISION GROUP OF FUNDS, INC.

                              ARTICLES OF AMENDMENT

               VISION GROUP OF FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

               FIRST: Effective June 1, 1999, the Charter of the Corporation is hereby amended by renaming all of the issued and unissued shares of Class A Common Stock Series A, Class A Common Stock Series S, Class B Common Stock Series A, Class B Common Stock Series S, Class C Common Stock, Class D Common Stock, Class E Common Stock, Class F Common Stock, Class G Common Stock, and Class H Common Stock, respectively, as shares of Vision Money Market Fund - Class A Shares, Vision Money Market Fund Class S Shares, Vision Treasury Money Market Fund - Class A Shares, Vision Treasury Money Market Fund - Class S Shares, Vision New York Tax Free Money Market Fund - Class A Shares, Vision U.S. Government Securities Fund - Class A Shares, Vision New York Municipal Income Fund - Class A Shares, Vision Growth with Income Fund - Class A Shares, Vision Capital Appreciation Fund - Class A Shares, and Vision Equity Income Fund - Class A Shares.

               SECOND: The foregoing amendment to the Charter of the Corporation was approved by a majority of the entire Board of Directors; the foregoing amendment is limited to a change expressly permitted by Section 2-605 of Title 2 of Subtitle 6 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation; and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

               The undersigned Vice President acknowledges that these Articles of Amendment are the act of the Corporation and states that to the best of her knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

               IN WITNESS WHEREOF, Vision Group of Funds, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary as of this 20th day of May, 1999.

                                            VISION GROUP OF FUNDS, INC.

                                            By:
                                                 Beth S. Broderick
                                                 Vice President

WITNESS:

Victor R. Siclari, Secretary